Oppenheim & Ostrick, CPA's
                              4256 Overland Avenue
                              Culver City, CA 90230



CONSENT OF INDEPENDENT ACCOUNTANT


I hereby consent to the inclusion of the independent accountant's report dated December 31, 2001 for the balance sheet and the related statements of income, stockholder's equity, and cash flows for the years then ended therein on Form 10KSB, and any other references to me therein.



/s/ Gil Ostrick
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GIL OSTRICK, CPA
Oppenheim & Ostrick CPA's
Los Angeles, California

April 11, 2002